UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-14187	94-2940208
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Cedar Rim Apartments, LLC, a Delaware limited liability company (the “Company”), which owns Cedar Rim Apartments, a 104-unit apartment complex located in New Castle, Washington. On March 31, 2009, the Company obtained a second mortgage loan in the principal amount of $4,030,000 on Cedar Rim Apartments.  The second mortgage bears interest at 6.45% per annum and requires monthly payments of principal and interest of approximately $25,000 beginning May 1, 2009 through the August 1, 2021 maturity date, at which time a balloon payment of approximately $3,209,000 is due. The Company may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain non-recourse carve-out obligations of the Company with respect to the new mortgage financing.

In connection with the second mortgage loan, the Company also agreed to certain modifications on the existing mortgage loan encumbering Cedar Rim Apartments.  The modification includes an interest rate of 7.49% per annum and monthly payments of principal and interest of approximately $27,000, commencing May 1, 2009, through the maturity date of August 1, 2021, at which time a balloon payment of approximately $3,189,000 is due.  The previous terms included an interest rate of 7.49% per annum and monthly payments of principal and interest of approximately $40,000 through the maturity date of August 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Company may prepay the first mortgage loan at any time subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain non-recourse carve-out obligations of the Company with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Company.

The foregoing description is qualified in its entirety by the Multifamily Note; Multifamily Deed of Trust, Assignment of Rents and Security Agreement; Guaranty; Amended and Restated Multifamily Note (Recast Transaction); Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction); and Amended and Restated Guaranty (Recast Transaction), copies of which are filed as exhibits 10.66, 10.67, 10.68, 10.69, 10.70 and 10.71 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s General Partner has determined that the net proceeds will be used for repayment of amounts due to affiliates.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.66       Multifamily Note, dated March 31, 2009, between Cedar Rim Apartments, LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank. *

10.67       Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated March 31, 2009, between Cedar Rim Apartments, LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank.

10.68       Guaranty, dated March 31, 2009, between AIMCO Properties, L.P., a Delaware limited partnership, and Capmark Bank, a Utah industrial bank. *

10.69       Amended and Restated Multifamily Note (Recast Transaction), dated March 31, 2009, between Cedar Rim Apartments, LLC, a Delaware limited liability company and Federal Home Loan Mortgage Corporation. *

10.70       Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction), dated March 31, 2009, between Cedar Rim Apartments, LLC, a Delaware limited liability company and Federal Home Loan Mortgage Corporation. *

10.71       Amended and Restated Guaranty (Recast Transaction), dated March 31, 2009, between AIMCO Properties, L.P., a Delaware limited partnership, and Federal Home Loan Mortgage Corporation. *

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: April 6, 2009